Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-20108, Form S-3 No. 333-134305, Form S-3 No. 333-141335, Form S-8 No. 333-102152, Form S-8 No. 333-122951, Form S-8 No. 333-122515, Form S-8 No. 333-122514, Form S-8 No. 333-117987, Form S-8 No. 333-137037, Form S-8 No. 333-144694 and Form S-8 No. 333-144185) of Renasant Corporation and any related Prospectus of our report dated March 11, 2008, related to our audit of the consolidated financial statements and internal control over financial reporting of Renasant Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2007.

Memphis, Tennessee
March 11, 2008